SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant |_|

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      14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-12

                   North American Galvanizing & Coatings, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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        North American Galvanizing & Coatings, Inc.'s definitive proxy statement filed with the Securities and Exchange Commission on May 6, 2005 is hereby amended solely as follows: (1) to reflect in the biography of Mr. Gilbert L. Klemann, II, located on page 4 of such proxy statement, that Mr. Klemann is a director of Standard Commercial Corporation, a publicly owned company, serving on the audit and compensation committees of such company; (2) to reflect in the biography of Mr. Patrick J. Lynch, located on page 5 of such proxy statement, that Mr. Lynch is a director of Aquila, Inc., a publicly owned company, serving on the audit committee of such company, and (3) to reflect in the biography of Mr. Joseph J. Morrow, located on page 5 of such proxy statement, that Mr. Morrow no longer serves as a director of U.S. Agents Holding Corp. and that Mr. Morrow is a director of Warwick Valley Telephone Company, a publicly owned company, serving on the audit committee of such company.